Exhibit 1.3

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor -940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles BUSINESS CORPORATIONS ACT	T.K. SPARKS

This Notice of Articles was issued by the Registrar on: March 18, 2025 03:51 PM Pacific Time

Incorporation Number:    BC0314605

Recognition Date: Incorporated on September 12, 1986

NOTICE OF ARTICLES

Name of Company:

ANFIELD ENERGY INC.

REGISTERED OFFICE INFORMATION

Mailing Address: 2200 HSBC BUILDING 885 WEST GEORGIA STREET VANCOUVER BC V6C 3E8 CANADA	Delivery Address: 2200 HSBC BUILDING 885 WEST GEORGIA STREET VANCOUVER BC V6C 3E8 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: 2200 HSBC BUILDING 885 WEST GEORGIA STREET VANCOUVER BC V6C 3E8 CANADA	Delivery Address: 2200 HSBC BUILDING 885 WEST GEORGIA STREET VANCOUVER BC V6C 3E8 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name: Lunsford, Stephen

Mailing Address: 1505 BELLAIRE DRIVE CASPER WY 82604 UNITED STATES	Delivery Address: 1505 BELLAIRE DRIVE CASPER WY 82604 UNITED STATES

Last Name, First Name, Middle Name: Eckersley, John

Mailing Address: 1473 E. BOB LANE SANDY UT 84092 UNITED STATES	Delivery Address: 1473 E. BOB LANE SANDY UT 84092 UNITED STATES

Last Name, First Name, Middle Name: Dias, Corey

Mailing Address: 802 - 160 FREDERICK STREET TORONTO ON M5A 4H9 CANADA	Delivery Address: 802 - 160 FREDERICK STREET TORONTO ON M5A 4H9 CANADA

Last Name, First Name, Middle Name: Falconer, Don

Mailing Address: 9 BOARDWALK DRIVE, UNIT 221 TORONTO ON M4L 6T1 CANADA	Delivery Address: 9 BOARDWALK DRIVE, UNIT 221 TORONTO ON M4L 6T1 CANADA

Last Name, First Name, Middle Name: Bleak, Joshua

Mailing Address: 3616 EAST OMEGA CIRCLE MESA AZ 85215 UNITED STATES	Delivery Address: 3616 EAST OMEGA CIRCLE MESA AZ 85215 UNITED STATES

Last Name, First Name, Middle Name: Mushinski, Ken

Mailing Address: 6520 FM 839 ST. HENDERSON TX 75654 UNITED STATES	Delivery Address: 6520 FM 839 ST. HENDERSON TX 75654 UNITED STATES

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Last Name, First Name, Middle Name: Shaffer, Laara

Mailing Address: 4390 GRANGE STREET SUITE 2005 BURNABY BC V5H 1P6 CANADA	Delivery Address: 4390 GRANGE STREET SUITE 2005 BURNABY BC V5H 1P6 CANADA

AUTHORIZED SHARE STRUCTURE

1.No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

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